                                                                EXHIBIT 4(a)(9)

                                                                [CONFORMED COPY]

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                                  TENNECO INC.

                                      AND

                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),

                                                                      AS TRUSTEE

                              ------------------

                        ELEVENTH SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER 15, 1995

                                       TO

                                   INDENTURE

                           DATED AS OF MARCH 15, 1988

                              ------------------

                         PROVIDING FOR THE ISSUANCE OF
                             6 1/2% NOTES DUE 2005


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

  Eleventh Supplemental Indenture dated as of December 15, 1995 between Tenneco Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and The Chase Manhattan Bank (National Association), a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee").

  Whereas, the Company has heretofore executed and delivered to the Trustee an indenture dated as of March 15, 1988 (hereinafter called the "Original Indenture"), to provide for the issue of an unlimited amount of debentures, notes and/or other debt obligations of the Company (hereinafter referred to as the "Securities"), the terms of which are to be determined as set forth in
(S) 2.02 of the Original Indenture; and

  Whereas, (S) 12.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and

  Whereas, the Company desires to create a series of the Securities in an aggregate principal amount of $300,000,000 to be designated the "6 1/2% Notes due 2005" (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Eleventh Supplemental Indenture has been duly taken; and

  Whereas, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

  Now, therefore, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of the sum of one dollar to the Company duly paid by the Trustee at the execution and delivery of these presents, and of other valuable consideration the receipt whereof is hereby acknowledged and in order to authorize the authentication and delivery of and to set forth the terms of the Notes,

  It is hereby covenanted, declared and agreed by and between the parties hereto, for the benefit of holders of the Notes issued under the Indenture, as follows:

                                  ARTICLE 1.

                  Terms and Issuance of 6 1/2% Notes Due 2005

  (S) 1.01. Issue of Notes. A series of Securities which shall be designated the "6 1/2% Notes due 2005" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this Eleventh Supplemental Indenture (including the form of Notes set forth in (S) 1.02 hereof). The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of (S)(S) 2.07, 2.08, 2.10, 2.11 or 3.02 of the Indenture, exceed $300,000,000. The entire amount of Notes may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to (S) 2.03 of the Indenture.

  (S) 1.02. Forms of Notes and Authentication Certificate. The forms of the Notes and the Trustee's certificate of authentication shall be substantially as follows:

                            [form of face of note]
                   [To be inserted on face of Global Notes]

  [Unless and until this Note is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary (as defined in the Indenture (as defined below)) to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

  Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                                 TENNECO INC.

                             6 1/2% NOTE DUE 2005

No.                                                                    $
CUSIP

  Tenneco Inc., a corporation organized and existing under the laws of the
State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred
to), for value received, hereby promises to pay to                or registered
assigns, the sum of       Dollars on December 15, 2005, in any coin or currency
of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from the June 15 or December 15 next preceding the date hereof to which interest has been paid, unless the date hereof is a June 15 or December 15 to which interest on the Notes has been paid, in which case from the date hereof, or unless no interest has been paid on the Notes since the original issue date (hereinafter referred to) of this Note, in which case from the original issue date, semi-annually on June 15 and December 15 in each year, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 6 1/2% per annum. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after May 31 or November 30 and prior to the following June 15 or December 15, as the case may be, this Note shall bear interest from such June 15 or December 15; provided, however, that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Note shall bear interest from the June 15 or December 15 to which interest has been paid or, if no interest has been paid on the Notes since the original issue date of this Note, from the original issue date. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the May 31 or November 30, as the case may be, next preceding such June 15 or December 15, or if such May 31 or November 30 is not a business day, the business day next preceding such May 31 or November 30. Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Both principal of and interest on this Note are payable at the principal office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Note register. The original issue date in respect of the Notes is December 15, 1995.

  ADDITIONAL PROVISIONS OF THIS NOTE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

  This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

  In Witness Whereof, Tenneco Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated ..........................

                                   Tenneco Inc.

                                     By .......................................
                                                                 Vice President

Attest:

 ................................
                      Secretary.

                           [form of reverse of note]

                                 TENNECO INC.

                             6 1/2% NOTE DUE 2005

  This Note is one of a duly authorized issue of Notes of the Company known as its 6 1/2% Notes due 2005 (herein called the "Notes"), limited to the aggregate principal amount of $300,000,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued pursuant thereto, called the "Indenture"), dated as of March 15, 1988, executed by the Company to The Chase Manhattan Bank (National Association) (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Notes and of the duties thereunder of the Trustee and the Company.

  The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 10 basis points, plus in each case accrued interest to the date of redemption.

  "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Lehman Brothers Inc. and Salomon Brothers Inc and their respective successors; provided however, that if any of the foregoing cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

  Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

  The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

  To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Notes may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Note.

  In case a default, as defined in the Indenture, shall occur, the principal of all the Notes at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Notes outstanding in the case of payment defaults on the Notes and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

  The Indenture provides that no holder of any Note may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Notes in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

  The transfer of this Note is registrable by the registered holder hereof, in person or by duly authorized attorney, at the agency of the Company in the Borough of Manhattan, The City of New York, New York, on books of the Company to be kept for that purpose at said agency, upon surrender and cancellation of this Note and on presentation of a duly executed written instrument of transfer, and thereupon a new Note or Notes, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Note, with or without other Notes, may in like manner be exchanged for one or more new Notes of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

  The Company, the Trustee, any paying agent and any Registrar of the Notes may deem and treat the person in whose name this Note is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Notes shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or the interest on, this Note, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Note and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               [form of trustee's certificate of authentication]

  This Note is one of the 6 1/2% Notes due 2005 described in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK
                                     (National Association),
                                                                       Trustee,

                                       By.....................................
                                                   Authorized Officer.

  (S) 1.03. Global Securities.

  The Notes shall be issued in the form of one or more Global Securities that
(i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes not yet cancelled, (ii) shall be registered in the name of the Depositary or the nominee of such Depositary,
(iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction, and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

  Each Depositary designated must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

  Notwithstanding the Indenture, any Notes represented by a Global Security may not, except as set forth below, be exchanged for a Note or Notes having authorized denominations and an equal aggregate principal amount, upon surrender of Notes to be exchanged at the office of the Registrar.

  Notwithstanding any other provision of this Eleventh Supplemental Indenture, unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Global Security representing all or a part of the Notes may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

  If at any time the Depositary for the Notes represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Notes or if at any time the Depositary for such Notes shall no longer be eligible under this Eleventh Supplemental Indenture, the Company shall appoint a successor Depositary with respect to such Notes. If a successor Depositary for such Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election that such Notes be represented by one or more Global Securities shall no longer be effective and the Company shall execute, and the Trustee, upon receipt of instructions from the Company for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Notes in exchange for such Global Security or Securities.

  The Company may at any time and in its sole discretion determine that the Notes issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of definitive Notes, shall authenticate and deliver, Notes in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Notes, in exchange for such Global Security or Securities.

  The Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Notes in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

    (i) to the Person specified by such Depositary, a new Security or Securities of the same series as the Notes, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

    (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of the Notes authenticated and delivered pursuant to clause (i) above.

  Upon the exchange of a Global Security for Notes in definitive registered form in authorized denominations, such Global Security shall be cancelled by the Trustee or an agent of the Company or the Trustee. Notes in definitive registered form issued in exchange for a Global Security pursuant to this
Section 1.03 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver at its office such Notes to or as directed by the Persons in whose names such Securities are so registered.

  "Depositary" means, with respect to the Notes, The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Eleventh Supplemental Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and, if at any time there is more than one such Person, "Depositary" as used with respect to the Notes shall mean the Depositary with respect to the Global Securities.

  "Global Security" means a Security evidencing all or a part of the Notes issued to the Depositary and bearing the legend prescribed in this Eleventh Supplemental Indenture.

                                  ARTICLE 2.

                                 Miscellaneous

  (S) 2.01. Execution as Supplemental Indenture. This Eleventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Eleventh Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

  (S) 2.02. Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

  (S) 2.03. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Eleventh Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

  (S) 2.04. New York Contract. This Eleventh Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to principles of conflicts of laws.

  (S) 2.05. Execution and Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

  In Witness Whereof, said Tenneco Inc. has caused this Eleventh Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and said The Chase Manhattan Bank (National Association) has caused this Indenture to be executed in its corporate name by one of its Vice Presidents as of December 15, 1995.

                                   Tenneco Inc.

                                                 Robert T. Blakely
                                   By _________________________________________
                                                 Robert T. Blakely
                                               Senior Vice President

                                   The Chase Manhattan Bank
                                     (National Association)

                                                   Valerie Dunbar
                                   By _________________________________________
                                                   Valerie Dunbar
                                                   Vice President